                                [TEAMSTAFF LOGO]

CONTACT INFORMATION:

TEAMSTAFF, INC.                               CCG INVESTOR RELATIONS
300 Atrium Drive                              15300 Ventura Boulevard, Suite 303
Somerset, NJ  08873                           Sherman Oaks, CA 91403
(732) 748-1700                                (818) 789 0100
T. KENT SMITH, PRESIDENT & CEO                CROCKER COULSON
                                              PARTNER

     TEAMSTAFF ANNOUNCES PRIVATE PLACEMENT OF APPROXIMATELY $4.3 MILLION OF
           SECURITIES; ENTRY INTO DEFINITIVE AGREEMENT FOR ACQUISITION
                  OF MEMPHIS-BASED TRAVEL NURSE STAFFING FIRM;
                      CONFIRMS FOURTH QUARTERGUIDANCE; AND
                      PROVIDES OUTLOOK FOR FISCAL YEAR 2005

Somerset, NJ - November 8, 2004- TeamStaff, Inc. (NASDAQ: TSTF), one of the
nation's leading providers of healthcare staffing and specialty payroll services, announced that it has received subscriptions from certain institutional accredited investors for the private placement of 2.4 million shares of its common stock and warrants to purchase 600,0000 shares. The net proceeds of approximately $4 million after payment of offering expenses will be used principally to fund the Company's internal growth initiatives and to execute on its strategy of completing complementary acquisitions in the temporary medical staffing industry. The investors in the transaction will receive one three-year warrant to purchase an additional share of common stock at a price of $2.50 per share for every four shares of common stock purchased in the transaction. Final allocation of the securities subscribed to among the investors will be made by TeamStaff prior to the closing of the transaction. The closing is conditioned upon customary closing conditions and is expected to occur by November 9, 2004.

SunTrust Robinson Humphrey Capital Markets and Maxim Group LLC served as selling agents on TeamStaff's behalf and received combined commissions of 6.5% of the gross proceeds. The securities were offered and sold in an exempt transaction in reliance on Section 4(2) of the Securities Act of 1993 and/or Regulation D
promulgated thereunder. TeamStaff is obligated to file a registration statement with the SEC to provide for the resale of the securities within 20 days of the closing.

Commenting on the transaction, T. Kent Smith, TeamStaff's President and CEO, stated, "This transaction provides us with the capital to implement our ambitious organic and acquisitive growth strategy in the $10 billion healthcare staffing industry. The healthcare staffing industry currently is highly fragmented. This fragmentation provides a unique opportunity for well-capitalized participants to benefit from the same sorts of consolidation trends that occurred in the clerical/light industrial/financial/IT staffing sectors. The additional capital provided by the private placement transaction will allow us to take advantage of these opportunities."

Mr. Smith continued, "We are quite pleased to announce that we are already beginning to execute on our growth strategy. On Friday, November 5, 2004, our medical staffing subsidiary,

TeamStaff Rx, entered into a definitive agreement to acquire the medical staffing business of Nursing Innovations, Inc., a Memphis, Tennessee-based provider of travel and per diem nurses. Nursing Innovations has a first-rate reputation in providing registered nurses to healthcare clients on a nationwide basis. We are extremely happy that Lee Booth, the President of Nursing
Innovations, will be joining TeamStaff to manage our nurse staffing business.
Lee's expertise and reputation should allow us not only to grow our current nursing business, but should provide us with the opportunity to cross-sell allied staffing services to former Nursing Innovations clients and increase our penetration in our current allied staffing clients with our increased nurse staffing capabilities. The transaction is expected to be immediately accretive."

TeamStaff estimates that the acquisition will add approximately $14 million in annualized revenues and approximately $0.03 per fully diluted share in annualized earnings, even after taking into account the shares issued as part of the private placement. The terms of the agreement provide for TeamStaff Rx to acquire certain assets and goodwill from Nursing Innovations and its primary shareholder. The combined purchase price is approximately $1.8 million, of which
$180,000 will be held in an escrow account for a period of one year to provide security for the sellers' indemnification obligations. In addition, there are certain deferred purchase price provisions which may increase the total purchase price based upon on the performance of the former Nursing Innovations business during the two years following closing of the transaction. Closing of the transaction, which is expected to occur by mid-month, is conditioned upon satisfaction of customary closing conditions, including the receipt of client consents to assignment of their Nursing Innovations service agreements and closing of the private placement transaction.

"Nursing Innovations is the first of what we anticipate will be a number of future strategic acquisitions to expand our presence in travel nurse staffing and other allied specialties, as well as achieve a greater degree of scale in our operations," stated Mr. Smith. "Over the past six months, we have had extensive negotiations with a number of prospective acquisition candidates and have identified four, in addition to Nursing Innovations, that help us leverage our market position as a leading provider of allied healthcare professionals.
Our goal is to become a leading provider of healthcare travel staffing services.
Through this combination of acquisitive and organic growth, we believe we should be well-positioned to be a key player in an industry that is projected to rebound by approximately 10% in 2005."

TeamStaff also confirmed its guidance for the fiscal quarter ended September 30,
2004. TeamStaff anticipates revenues from continuing operations for the three months ended September 30, 2004 to be $9.1 million, which is comprised of $8.0 million in revenues from the medical staffing division and $1.1 million in revenues from the payroll services division. TeamStaff anticipates gross profit to be $2.3 million, or 25% of revenues. Operating expenses are expected to be
$2.5 million for the quarter. Loss from operations is expected to be $0.3 million, which is attributable to income of $0.4 million in each of the
Company's two operating units being offset by a loss of $1.1 million in the
Company's corporate division. Loss from continuing operations is expected to be approximately $144,000, or ($0.01) per share, which is within the guidance provided by the Company on August 2, 2004. Net loss, including discontinued
operations, is expected to be $0.4 million, or ($0.03) per share. Management expects to be able to issue fourth quarter and full year earnings release shortly, and does not anticipate that final results will vary materially from these estimates.

LOOKING FORWARD:

Commenting on TeamStaff's outlook for the 2005 fiscal year, Mr. Smith stated,
"While we expect to be the beneficiary of a general improvement in the healthcare staffing sector in calendar year 2005, we are implementing a number of strategic objectives to enhance the Company's growth and profitability. We are targeting 2005 fiscal year revenues of between $67 million and $70 million.
This forecast assumes organic revenue growth of approximately 10% to 15% in the
Company's medical staffing division over the 2004 fiscal year, organic revenue growth of

approximately 7% to 10% in the Company's payroll services division over the 2004 fiscal year, and additional revenues of $25 million to $30 million ($35 million to $45 million annualized) from projected acquisitions of healthcare staffing firms. Based on this revenue forecast, we are projecting fiscal year 2005 net income of between $0.6 million and $0.9 million and fiscal year 2005 fully-diluted earnings per share of between $0.03 and $0.05."

TeamStaff's forecasts are based on a number of assumptions, including, but not limited to: 1) net proceeds from the private placement offering (excluding the exercise of any warrants) are approximately $4 million; 2) for the purposes of computing per share data, the private placement offering results in a total issuance of 3 million shares of TeamStaff common stock; 3) completion of the
Nursing Innovations acquisition; 4) $1.8 million in restricted cash used as workers' compensation collateral becomes unrestricted in the second quarter of fiscal year 2005; 5) TeamStaff secures a new credit facility providing approximately $3 million in available credit by the fourth quarter of fiscal year 2005; and 6) the consummation of several additional healthcare staffing firm acquisitions in fiscal year 2005.

The private placement referred to above was made only to accredited institutional investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act")
under Section 4(2) and/or Regulation D promulgated thereunder. The shares of common stock being issued have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities act and applicable state securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of payroll and medical staffing solutions.

TeamStaff Rx provides medical allied health professionals and nurses to doctors'
offices and medical facilities throughout the United States on a temporary or permanent basis and offers programs and services designed to assist medical facilities in managing their temporary staffing costs. DSi Payroll Services,
TeamStaff's payroll processing division, provides customized payroll management and tax filing services to select industries, such as construction and general contracting.

For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains "forward-looking statements" as defined by the
Federal Securities Laws. TeamStaff's actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors, including but not limited to: (i) regulatory and tax developments; (ii)
changes in direct costs and operating expenses; (iii) the estimated costs and effectiveness of capital projects and investments in technology infrastructure;
(iv) ability to effectively implement its business strategies and operating efficiency initiatives, including, but not limited to, its business, acquisition and growth strategy for TeamStaff Rx; (v) ability to complete potential acquisitions and integrate them effectively; (vi) the effectiveness of sales and marketing efforts, including TeamStaff's marketing arrangements with other companies; (vii) ability to retain qualified management personnel; (viii)
changes in the competitive environment in the temporary staffing and payroll processing industry, including competition for qualified temporary medical staffing personnel; (ix) the favorable or unfavorable development of workers'
compensation claims covered under TeamStaff's workers' compensation programs;
and (xi) other one-time events and other important factors disclosed previously and from time to time in TeamStaff's

filings with the U.S. Securities and Exchange Commission. These factors are described in further detail in TeamStaff's filings with the U.S. Securities and
Exchange Commission.

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